EXHIBIT 4.3

                SIXTH AMENDMENT TO US CREDIT AGREEMENT


       THIS SIXTH AMENDMENT TO US CREDIT AGREEMENT (herein called the "Amendment") made as of February 9, 2001, by and among Questar Market Resources, Inc., a Utah corporation ("US Borrower"), Bank of America, N.A., individually and as administrative agent for the Lenders as defined below ("US Agent"), and the undersigned Lenders.

                         W I T N E S S E T H:

       WHEREAS, US Borrower, US Agent and the lenders as signatories thereto (the "Lenders") entered into that certain US Credit Agreement dated as of April 19, 1999, as amended by that certain First Amendment to US Credit Agreement dated as of May 17, 1999, as amended by that certain Second Amendment to US Credit Agreement dated as of July 30, 1999, as amended by that certain Third Amendment to US Credit Agreement dated as of November 30, 1999, as amended by that certain Fourth Amendment to US Credit Agreement dated as of April 17, 2000, and as amended by that certain Fifth Amendment to US Credit Agreement dated as of October 6, 2000 (the "Original Agreement"), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to US Borrower as therein provided; and

       WHEREAS, US Borrower, US Agent and the undersigned Lenders desire to amend the Original Agreement for the purposes as provided herein;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to US Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                              ARTICLE I.

                      Definitions and References

       Section 1.1.   Terms Defined in the Original Agreement.
Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

       Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

        "Amendment" means this Sixth Amendment to US Credit Agreement.

        "US Credit Agreement" means the Original Agreement as amended hereby.


                             ARTICLE II.

                   Amendments to Original Agreement

       Section 2.1. Addition of Defined Term to Annex I. The following definition of "FAS 133" is hereby added to Annex I of the Original Agreement to read as follows:

        "'FAS 133' means the Financial Accounting Standard's Board Statement No. 133, as amended by Statement No. 137 and Statement No. 138."

       Section 2.2.   Amendment to Annex I.  The following
definitions set forth in Annex I to the Original Agreement are hereby amended in their entirety to read as follows:

        "'Permitted Liens' means:

        (a) operators' liens under customary operating agreements, statutory Liens for taxes, statutory mechanics' and materialmen's Liens, and other similar statutory Liens, provided such Liens secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7 of the US Agreement or Section 6.7 of the Canadian Agreement;

        (b) Liens on any oil and gas properties which neither have developed reserves (producing or non-producing) properly attributable thereto nor are otherwise held under lease by production of other reserves;

        (c)    Liens on the Restricted Persons' office facilities;

        (d) Liens on property securing non-recourse debt permitted under Section 7.1(f) of the US Agreement and Section
7.1(f) of the Canadian Agreement which is acquired with proceeds or developed with proceeds of the non-recourse debt;

        (e) Liens on cash or cash equivalents and letters of credit permitted under Section 7.10(i)(b) of the US Agreement and
Section 7.10(i)(b) of the Canadian Agreement;

               (f)    Liens to secure the Obligations;

       provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the US Agent or the Canadian Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations."

        "'Shareholders' Equity' means the remainder of (i) US
Borrower's Consolidated assets minus (ii) the sum of (x) US
Borrower's Consolidated liabilities (such assets and liabilities to be calculated excluding unrealized noncash gains or losses resulting from "mark-to-market" adjustments pursuant to FAS 133) plus (y) all treasury stock of US Borrower and its Subsidiaries."

        "'Consolidated Net Worth' means as to US Borrower and its properly Consolidated subsidiaries at any time, the remainder of all Consolidated assets of US Borrower and such subsidiaries which would be shown on their Consolidated balance sheet prepared as of such time in accordance with GAAP, minus the sum of (a) all amounts which would be shown on such balance sheet as minority interests in any such subsidiaries, plus (b) all Consolidated Liabilities of US Borrower and such subsidiaries which would be shown on such balance sheet, adjusted by treating as Liabilities rather than equity all capital stock and other equity securities which US Borrower or any such subsidiary would be required to purchase, redeem or otherwise acquire at the election of any holder thereof, upon the passage of time, or upon the occurrence of any contingency (other than the voluntary election of US Borrower or any such subsidiary to make such purchase, redemption or acquisition) and excluding unrealized noncash gains or losses resulting from "mark-to-market" adjustments pursuant to FAS 133."

       Section 2.3. Hedging Contracts. Section 7.10(i)(B) of the Original Agreement is hereby amended in its entirety to read as follows:

        "(B)   such contracts do not require any Restricted Person
to provide any Lien or letter of credit to secure the Restricted Persons' obligations thereunder, other than Liens on cash or cash equivalents and letters of credit; provided that the aggregate amount of cash and cash equivalents subject to Liens securing such contracts and the undrawn amount of all letters of credit securing such contracts shall not exceed (i) US $60,000,000 at any time, through and including April 1, 2001 and (ii) US $30,000,000 at any time thereafter."


                             ARTICLE III.

                                Waiver

       Section 3.1. Waiver. US Borrower has informed US Agent that US Borrower and Restricted Persons may have violated the provisions of Section 7.10(i) of the Original Agreement for the Fiscal Quarter ended December 31, 2000 and for the Fiscal Year ended December 31, 2000. US Agent and the undersigned Lenders hereby (a) waive any such violation of Section 7.10(i) for such Fiscal Quarter and such Fiscal Year, and (b) waive any Default or Event of Default resulting from such violation.


                             ARTICLE IV.

                     Conditions of Effectiveness

       Section 4.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, US Agent shall have received, at US Agent's office:

        (i) a counterpart of this Amendment executed and delivered by US Borrower and Required Lenders;

        (ii) a certificate of the Secretary or Assistant Secretary and of the President, Chief Financial Officer or Vice President of Administrative Services of US Borrower dated the date of this Amendment certifying: (a) that resolutions adopted in connection with the Original Agreement by the Board of Directors of the US Borrower authorize the execution, delivery and performance of this Amendment by US Borrower, (b) to the names and true signatures of the officers of the US Borrower authorized to sign this Amendment, and (c) that all of the representations and warranties set forth in
Article V hereof are true and correct at and as of the time of such effectiveness; and

        (iii) all fees and reimbursements to be paid to US Agent pursuant to any US Loan Documents, or otherwise due US Agent, including fees and disbursements of US Agent's attorneys.


                              ARTICLE V.

                    Representations and Warranties

       Section 5.1.   Representations and Warranties of Borrower.
In order to induce US Agent and Lenders to enter into this Amendment, US Borrower represents and warrants to US Agent that:

        (a)    The representations and warranties contained in
               Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

        (b)    US Borrower has duly taken all action
               necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder. US Borrower is duly authorized to borrow funds under the US Credit Agreement.

        (c) The execution and delivery by US Borrower of this Amendment, the performance by US Borrower of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not
               (a) conflict with any provision of (i) any Law, (ii) the organizational documents of US Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon US Borrower, or (b) result in the acceleration of any Indebtedness owed by US Borrower, or (c) result in or require the creation of any Lien upon any assets or properties of US Borrower, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with any Tribunal or third party is required in connection with the execution, delivery or performance by US Borrower of this Amendment or to consummate any transactions contemplated herein.

        (d) This Amendment is a legal, valid and binding obligation of US Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application relating to the enforcement of creditor's rights.


                             ARTICLE VI.

                            Miscellaneous

       Section 6.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The US Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the US Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the US Credit Agreement, the US Notes, or any other US Loan Document nor constitute a waiver of any provision of the US Credit Agreement, the US Notes or any other US Loan Document.

       Section 6.2.   Survival of Agreements; Cumulative Nature.
All of US Borrower's various representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the US Loans, and shall further survive until all of the US Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to US Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the US Credit Agreement to any Lender Party shall be deemed representations and warranties by US Borrower or agreements and covenants of US Borrower under this Amendment and under the US Credit Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the US Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the US Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Amendment to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various US Loan Documents.

       Section 6.3. Loan Documents. This Amendment is a US Loan Document, and all provisions in the US Credit Agreement pertaining to US Loan Documents apply hereto.

       Section 6.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Utah and any applicable laws of the United States of America in all respects, including construction, validity and performance. US Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Utah and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Amendment Documents or the Obligations by any means allowed under Utah or federal law.

       Section 6.5.   Counterparts.  This Amendment may be
separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same
Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

       THIS AMENDMENT AND THE OTHER US LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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       IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                              QUESTAR MARKET RESOURCES, INC.
                              US Borrower



                              By:    /s/ G. L. Nordloh
                                     G. L. Nordloh
                                     President and Chief Executive
                                     Officer

                                     Mailing Address:
                                     P.O. Box 45433
                                     Salt Lake City,
                                     Utah  84145
                                     Attention:  Martin H. Craven

                                     Street Address:
                                     180 East 100 South
                                     Salt Lake City, Utah  84111
                                     Telephone: (801)
                                     324-5497
                                     Fax: (801) 324-5483

                                     BANK OF AMERICA, N.A.
                                     Administrative Agent,
                                     US LC Issuer and Lender



                                     By:
                                     Name:
                                     Title:



                                     TORONTO DOMINION (TEXAS), INC.
                                     Lender



                                     By:
                                     Name:
                                     Title:

                                     BANK OF MONTREAL
                                     Lender



                                     By:
                                     James Whitmore
                                     Director

                                     BANK ONE, NA (MAIN OFFICE CHICAGO)
                                     Lender



                                     By:
                                     Name:
                                     Title:

                                     FIRST SECURITY BANK, N.A.
                                     Lender



                                     By:
                                     Name:
                                     Title:


                                     MELLON BANK, N.A.
                                     Lender



                                     By:
                                     Roger E. Howard
                                     Vice President



                                     U.S. BANK NATIONAL ASSOCIATION
                                     Lender



                                     By:
                                     Mark E. Thompson
                                     Vice President


                                     THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     HOUSTON AGENCY
                                     Lender



                                     By:
                                     Name:
                                     Title:

                                     THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                     Lender



                                     By:
                                     Name:
                                     Title:



                                     THE SUMITOMO BANK, LIMITED
                                     Lender



                                     By:
                                     Name:
                                     Title: